EXHIBIT 1

                        PELLINORE SECURITIES CORPORATION
                                745 FIFTH AVENUE
                               NEW YORK, NY 10151




                                                                   June 26, 1998


PRIVATE AND CONFIDENTIAL


American Digital Communications, Inc.
580 Granite Court
Pickering, Ontario L1W 3Z4
CANADA


Ladies and Gentlemen:

        American Digital Communications, Inc. (hereinafter referred to as the "Company") has informed Pellinore Securities Corporation ("Pellinore") that it proposes to raise approximately $150,000 to $300,000 via the sale of debt securities ("Securities") to lenders including individual and institutional investors. This letter (this "Agreement") confirms our understanding that the Company has engaged Pellinore to act as its exclusive financial advisor in connection with the offer and sale of securities during the Engagement Period. For purposes hereof, the term "Engagement Period" shall mean the period commencing on the date hereof and continuing through the date of the earlier of the termination of this Agreement and the final closing of the sale of Securities (or such other date as shall be agreed upon in writing by the Company and Pellinore). Each closing of the sale of Securities is hereinafter referred to as a "Closing."

        In addition, during the Engagement Period, Pellinore will act as exclusive placement agent for the Company on a reasonable best efforts basis in connection with the private placement of the Securities to be issued by the Company in one or more transaction(s) (collectively, the "Private Placement") that are intended to be exempt from registration under the Securities Act of 1933, as amended (the "Securities Act"), and the applicable law and regulations of any other jurisdictions in which the Securities are offered. Pellinore may separately engage, at its own expense and with the prior written approval of the Company, sub-agents as it may deem necessary or appropriate; provided that each such sub-agent shall agree in writing to be bound by the terms of this Agreement. Pellinore shall be responsible for any breach hereof by any such sub-agent.

1. Services. As we have discussed, our services to the Company shall include investment banking and financial advice in an attempt to identify, evaluate, and assist in the negotiation of one or more financings during the term of this Agreement. Pellinore will endeavor to arrange introductions and meetings with prospective investors, assist the Company in evaluating investment proposals, and, to the extent deemed appropriate, assist in negotiations leading to the conclusion of one or more financings.

2. Compensation for Services. In respect of each financing that is consummated during the term of this Agreement or the 360 day period immediately following the termination of this Agreement, the Company shall, in respect of services hereunder, on the Closing Date with respect to such financing, (i) pay to Pellinore a cash fee equal to 10.00% of the principal amount of Securities sold, up to a maximum of $30,000, (ii) issue to Pellinore that number of shares of common stock in the Company ("Common Stock") as is equal to 10% of the number of shares of Common Stock issued by the Company to purchasers of Securities and
(iii) issue to Pellinore that number of warrants to purchase shares of Common Stock as is equal to 10% of the number of warrants issued by the Company to purchasers of Securities. Notwithstanding the foregoing, in the event Securities are sold to any purchaser listed on Exhibit A hereto, or any "Affiliate" of such purchaser (as such term is defined in Rule 144 of the regulations promulgated under the Securities Act of 1933, as amended), then such percentages shall be 4% rather than 10%. With respect to all such shares of Common Stock issued to Pellinore pursuant to the foregoing, Pellinore shall be granted registration rights identical to those that may at any time be granted to purchasers of Securities with respect to shares of Common Stock held by such purchasers. In addition, the Company agrees to reimburse Pellinore monthly for (i) its out-of-pocket expenses incurred to date, it being understood and agreed that the amount of such expenses incurred to date is $18,681.47, consisting of $500.00 payable to Pellinore and $18,181.47 payable to Pellinore's affiliate Summit Capital Associates, Inc., (ii) its reasonable out-of-pocket expenses including, without limitation, telephone, facsimile, word-processing and travel, incurred during the term of this Agreement in connection with its engagement hereunder, including the reasonable fees and disbursements of its legal counsel, if any, regardless of whether the Private Placement contemplated by this Agreement is consummated (collectively, "Expenses"); provided that Pellinore agrees to notify the Company at such time as aggregate Expenses with respect to any given month (other than the month in which this letter is executed and the immediately succeeding month) exceed $2,000.00.

3. Shareholder Information; Visitation Rights. At all times during the effectiveness of this Agreement and for the 360 day period immediately following the termination of this Agreement, the Company will (and will cause its transfer agent to) deliver to Pellinore current, complete and accurate shareholder lists and copies of its Depositary Trust Company and/or stock transfer ledgers, promptly upon Pellinore's request for the same. Additionally, at all times during the effectiveness of this Agreement and for such 360-day period, Pellinore shall have the right to designate one individual who shall be entitled to attend, either telephonically or in person, all meetings of the Board of Directors of the Company, including all committees thereof, and the Company shall reimburse Pellinore promptly upon request for the reasonable travel expenses incurred by or with respect to such individual.

4. Offering Expenses. The Company will bear all reasonable legal, accounting, printing and other expenses in connection with the offering and sale of the Securities. It also is understood that Pellinore will not be responsible for any fees or commissions payable to financial or other advisors, other than sub-agents retained by Pellinore.

5. Consent Rights. At all times while any Securities are outstanding, the Company will not, without the prior written consent of Pellinore: (a) incur funded indebtedness exceeding $50,000 in principal amount, whether or not in whole or in part subordinated to the Securities; (b) increase the total number of authorized shares of capital stock of the Company; (c) issue any equity securities or securities convertible into equity securities of the Company; (d) liquidate or dissolve the Company; (e) sell, convey or otherwise dispose of all or substantially all of the property of the Company or any subsidiary of the Company or merge into or consolidate with any other corporation (other than a wholly owned subsidiary of the Corporation or to change the Company's state of incorporation) or effect any transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; (f) declare or pay any dividend or distribution on the Common Stock, par value $.0001 per share, of the Company ("Common Stock"), other than the repurchase of Common Stock held by employees, officers or directors of the Company pursuant to any restricted stock purchase agreement between the Company and such employees, officers or directors; (g) redeem any shares of Common Stock; or (h) amend the Certificate of Incorporation or By-laws of the Company.

6. Collateral. It being understood that a portion of the collateral securing the Securities will consist of unregistered shares of common stock of Intek Global Corporation (the "Pledged Intek Stock") to be pledged to Pellinore as agent for the several purchasers of Securities, the Company will cause to be delivered to Pellinore an opinion of counsel acceptable to Pellinore, substantially in the form attached hereto as Exhibit B.

7. Qualification. The Company will promptly from time to time take such action as Pellinore may reasonably request to qualify the Securities as a private placement under the securities laws of such states as Pellinore may reasonably request and to comply with such laws so as to permit such offers and sales. The Company and Pellinore will each reasonably believe at the time of any sale of the Securities as part of the Private Placement that each purchaser of the Securities is either an "accredited investor" as that term is defined in Rule 501 of Regulation D promulgated under the Securities Act or an otherwise sophisticated investor satisfactory to the Company and Pellinore. Neither the Company or any person acting on its behalf, nor Pellinore or any person acting on its behalf; will offer or sell the Securities by any form of general solicitation or general advertising, or by any other means that would be deemed a public offering under the laws of the applicable jurisdiction or would not otherwise comply with the laws of any such jurisdiction. Pellinore shall offer the Securities in accordance with any restrictions reasonably imposed by counsel to the Company with respect to offers and sales of the Securities by Pellinore in any state or foreign jurisdiction. The Company will file in a timely manner with the Securities and Exchange Commission (the "SEC") and/or each state regulatory authority any notices or other filings with respect to the Securities required by the Rules promulgated under Regulation D of the Securities Act and/or applicable state laws or regulations and will furnish to Pellinore promptly a signed copy of each such notice. The Company shall have the right to reject any proposed purchaser in its sole discretion.

8.      Offering Materials.

(a) The Company will prepare and furnish Pellinore with a private placement memorandum (which, together with the appendices and exhibits thereto and any amendments or supplements thereto and including the legal opinion referred to in paragraph 6 above, is herein referred to as the "Offering Materials") relating to the Private Placement if, in consultation with Pellinore the Company determines to utilize any Offering Materials, it being understood and agreed that nothing herein shall obligate the Company to use any Offering Materials. The Company authorizes Pellinore to transmit the Offering Materials, in the form approved by the Company, to prospective purchasers of the Private Placement and represents and warrants that the Offering Materials, at the time of each Closing, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading, except that no representation is made as to "Pellinore Information", as defined in Schedule I hereto . Pellinore shall not provide any information orally or in writing to prospective investors unless such information is expressly authorized for such use by the Company or Pellinore is advised by counsel that such information is legally required to be disclosed to investors. Except as contemplated by the preceding sentence or as required by applicable law or legal process (which shall promptly be disclosed to the Company in writing), Pellinore shall keep confidential all non-public information provided to it by or at the request of the Company and shall not disclose such information to any third party or to any of its employees or advisors except to those persons who have a need to know such information in connection with Pellinore's performance of its responsibilities hereunder. Pellinore shall be responsible for any breach by such persons of these confidentiality obligations to the extent such persons are employees, agents or affiliates of Pellinore to whom Pellinore has provided access to such information ("Access Parties"), except to the extent any such Access Party executes  his,  her or its  own  confidentiality  agreement  with  the  Company.
Pellinore shall provide each investor solicited by it with a copy of the then-current version of the Offering Materials and keep an accurate record of all offerees to whom each version of the Offering Materials has been sent by it. Pellinore shall, upon request by the Company, suspend solicitation of prospective purchasers of the Securities at any time as a result of a reasonable determination by the Company that a supplement or amendment to the Offering Materials (the "Supplement") is required in order that the Offering Materials do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall provide written notice to Pellinore detailing the reason for such suspension, and shall use its best efforts to amend the Offering Materials as soon as practicable and to provide Pellinore with sufficient copies thereof. The Company shall not transmit the Offering Materials to prospective purchasers of the Securities unless the Company promptly provides notice to Pellinore of such transmittal. The Company will also cause to be furnished to Pellinore at each Closing copies of such agreements, opinions (addressed to Pellinore if requested), certificates and other documents delivered at each Closing as Pellinore may reasonably request, including, without limitation, an opinion of Company counsel to the effect that the placement of the Securities was exempt from registration under the Securities Act. Following the final Closing, the Company will provide Pellinore with all written information sent to investors (including, without limitation, drawdown notices, investor reports and information regarding portfolio investments in the Company) other than annual tax information sent to the investors necessary for the completion of Federal, state and local income tax returns.

(b) If any event shall occur or condition exist as a result of which it is necessary or advisable, in the reasonable opinion of the Company or Pellinore, to amend or supplement the Offering Materials in order that the Offering Materials will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not misleading in light of the circumstances existing at the time it is delivered to prospective purchasers, the Company will promptly prepare and furnish to Pellinore such number of copies as Pellinore may reasonably request of an amendment or supplement to the Offering Materials (in form and substance reasonably satisfactory to Pellinore and its counsel) that will correct such untrue statement or omission.

(c) The Company will advise Pellinore promptly of: (i) the occurrence of any event or the existence of any condition known to the Company referred to in the preceding paragraph; (ii) such other information concerning the business and financial condition of the Company as Pellinore may from time to time request;
(iii) the receipt by the Company of any communication from the SEC or any state securities commissioner or regulatory authority in any other jurisdiction; and
(iv) the commencement of any lawsuit or proceeding to which the Company is a party.

(d) The Company will: (i) make available to each offeree of the Securities upon written request therefor such information (in addition to that contained in the Offering Materials) concerning the offering of the Securities, the Company and any other relevant matters as the Company possesses or can acquire without unreasonable effort or expense; and (ii) provide each offeree the opportunity to ask questions of, and receive answers from, the officers and employees of the Company concerning the terms and conditions of the offering and to obtain any other additional information about the Company and the Securities, to the extent the officers and employees of the Company possess the same or can acquire it without unreasonable effort or expense. The Company will also make available to Pellinore all financial and other information concerning its business and operations and the Private Placement which Pellinore reasonably requests and will provide access to the Company's officers, directors, employees, independent accountants and legal counsel. Pellinore shall be entitled to rely without investigation upon all information that is available from public sources as well as all other information supplied to it by or on behalf of the Company or its other advisors and shall not in any respect be responsible for the accuracy or completeness of, or have any obligation to verify, the same or to conduct any appraisal of assets. Any advice, written or oral, provided by Pellinore pursuant to this Agreement will be treated by the Company as confidential, will be solely for the information and assistance of the Company in connection with the Private Placement and may not be quoted, nor will any such advice or the name of Pellinore be referred to, in any report, document, release or other communication, whether written (including, without limitation, the Offering Materials) or oral, prepared, issued or transmitted by the Company or any affiliate, director, officer, employee, agent or representative of any thereof, without, in each instance, Pellinore's prior written consent unless the Company is advised in writing by counsel that such disclosure is required by applicable law or regulations. The Company and Pellinore agree that all announcements and publicity relating to the Private Placement (collectively, "Announcements") shall comply with applicable law, and copies of such Announcements shall be furnished to the Company in advance of publication to the extent reasonably practicable. Notwithstanding the foregoing, neither the Company nor Pellinore shall make any "tombstone" or other similar announcement with respect to the Private Placement prior to the date of the final Closing without the prior approval of the other party.

(e) Neither the Company nor Pellinore has taken, and neither will take, any action, directly or indirectly, so as to cause the transactions contemplated by this Agreement to fail to be entitled to exemption under Section 4(2) of the Securities Act. The Company agrees that no offers or sales of any securities of the same or a similar class as the Securities will be made by the Company or on its behalf during the six-month period after the completion of the offering of the Securities.

(f) The Company acknowledges and agrees that Pellinore has been retained solely to provide the advice or services set forth in this Agreement. Pellinore shall act as an independent contractor, and any duties of Pellinore arising out of its engagement hereunder shall be owed solely to the Company. As Pellinore will be acting on your behalf in such capacity, it is our firm practice to be indemnified in connection with engagements of this type and the Company agrees to the indemnification and other obligations as set forth in Schedule I hereto, which Schedule I is an integral part hereof.

9. Termination. Either party hereto may terminate this Agreement and all of its obligations hereunder for any reason by giving ten days' prior notice thereof to the other party; provided, however, that in the event either party does not perform any obligation under this Agreement or any representation and warranty of such party hereunder is incomplete or inaccurate in any respect, the other party may immediately terminate this Agreement and all of its obligations hereunder by notice thereof to the other party. Notwithstanding the immediately preceding sentence, however, provided that Pellinore is successful in facilitating the placement of Securities in an aggregate principal amount of not less than $150,000.00, the Company shall not terminate this Agreement prior to the first anniversary hereof. This Agreement shall not give rise to any express or implied commitment by Pellinore to purchase or place any securities of the Company. In addition, notwithstanding any termination of or under this Agreement as provided herein, there shall be no liability of any party to any other party, except as relating to the payment of accrued fees and expenses in accordance with this Agreement. The indemnity and other provisions contained in Schedule I hereto and the paragraph pertaining to choice of law will also remain operative and in full force and effect regardless of any expiration or termination of this Agreement.

10. Integration. This Agreement incorporates the entire understanding of the parties with respect to this engagement of

Pellinore by the Company, and supersedes all previous agreements regarding such engagement, should they exist, and shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles. No waiver, amendment or other modification of this Agreement shall be effective unless in writing and signed by each party to be bound thereby. This Agreement shall be binding upon and inure to the benefit of the Company, Pellinore, each Indemnified Person (as defined in Schedule I hereto) and their respective successors and assigns.

11. Consent to Jurisdiction. Each party irrevocably and unconditionally submits to the exclusive jurisdiction of any state or Federal court sitting in New York County over any suit, action or proceeding arising out of or relating to this Agreement (including Schedule I hereto). Each party hereby agrees that service of any process, summons, notice or document by U.S. registered mail addressed to such party shall be effective service of process for any action, suit or proceeding brought in any such court. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each party agrees that a final judgment in any such suit, action or proceeding brought in any such court shall be conclusive and binding upon such party and may be enforced in any other courts to whose jurisdiction such party is or may be subject, by suit upon such judgment.


        Please confirm that the foregoing terms correctly set forth our agreement by signing and returning to Pellinore the duplicate copy of this Agreement enclosed herewith.

                                            Very truly yours,



                                            /s/ J. Richard Messina
                                            ----------------------
                                            J. Richard Messina
President


Accepted and agreed as of
 the date first written above:


AMERICAN DIGITAL COMMUNICATIONS, INC.


By:/s/ John Simmonds
   -----------------
Name: John Simmonds
Title: Chairman of the Board

Schedule I

This Schedule I is a part of and is incorporated into that certain letter agreement (together, the "Agreement") dated as of March 31, 1998 by and between American Digital Communications, Inc. ( hereinafter referred to as the "Company"); and Pellinore Securities Corporation ("Pellinore"). The Company will indemnify and hold harmless Pellinore and its affiliates , and the respective directors, officers, agents and employees of Pellinore and its affiliates (Pellinore and each such entity or person being hereinafter referred to as a "Pellinore Indemnified Person") from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, "Liabilities"), and will reimburse each Pellinore Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel) (collectively, "Indemnification Expenses") as they are incurred in investigating, preparing, pursuing or defending any claim, action, proceeding or investigation, whether or not in connection with pending or threatened litigation and whether or not any Pellinore Indemnified Person is a party (collectively, "Actions"), which Liabilities and Indemnification Expenses are
(i) caused by, or arising out of or in connection with, any untrue statement or alleged untrue statement of a material fact contained in the Offering Materials and other information furnished or made available by the Company to any offeree of the Securities (including any amendments thereof and supplements thereto) or by any omission or alleged omission to state therein a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (other than untrue statements or alleged untrue statements in, or omissions or alleged omissions arising out of or based upon, information provided in reliance upon and in conformity with information furnished to the Company by any Pellinore Indemnified Person ("Pellinore Information") relating to a Pellinore Indemnified Person), or (ii) otherwise arising out of or in connection with advice or services rendered or to be rendered by any Pellinore Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Pellinore Indemnified Person's actions or inactions in connection with any such advice, services or transactions; provided that, in the case of clause (ii) only, the Company will not be responsible for any Liabilities or Indemnification Expenses of any Pellinore Indemnified Person to the extent that such Liabilities or Indemnification Expenses are determined by the judgment of a court of competent jurisdiction to have resulted from (x) a material breach of the Agreement by such Pellinore Indemnified Person or (y) such Pellinore Indemnified Person's gross negligence or willful misconduct in connection with any of the advice, actions, inactions or services referred to above. The Company also agrees to reimburse each Pellinore Indemnified Person for all Indemnification Expenses as they are incurred in connection with enforcing such Pellinore Indemnified Person's rights under this Agreement (including, without limitation, its rights under this Schedule I), subject to the condition that the Company shall have received an undertaking by such Pellinore

Indemnified Person to repay such amount if it shall ultimately be determined that such Pellinore Indemnified Person is not entitled to be indemnified by the Company pursuant to the terms hereof.

        Pellinore shall indemnify and hold harmless the Company, its affiliates and their respective directors, officers, agents and employees (the Company and each such entity or person being hereinafter referred to as a "Company Indemnified Person" and, together with a Pellinore Indemnified Person, an "Indemnified Person") to the same extent as the foregoing indemnity from the Company, but only with respect to Liabilities and Indemnification Expenses that are caused by, or arise out of or in connection with, (a) any untrue statement of a material fact contained in the Offering Materials (including any amendments thereof and supplements to) or by any omission of alleged omission to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, to the extent (and only to the extent) that such untrue statement or omission is contained in any information furnished to the Company by or on behalf of a Pellinore Indemnified Person or ; (b) (i) a material breach of the Agreement by a Pellinore Indemnified Person or (ii) any action or inaction by Pellinore constituting gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction.

Upon receipt by an Indemnified Person of actual notice of an Action against such Indemnified Person with respect to which indemnity may be sought under this Agreement such Indemnified Person shall promptly notify the party obligated to indemnify such Indemnified Person hereunder (the "Indemnifying Party") in writing; provided that failure so to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have on account of this indemnity or otherwise, except to the extent the Indemnifying Party shall have been materially prejudiced by such failure. The Indemnifying Party shall have the right and, if requested by an Indemnified Person, the obligation to assume the defense of any such Action including the employment of counsel reasonably satisfactory to an Indemnified Person. Any Indemnified Person shall have the right to employ separate counsel in any such Action and participate in the defense thereof; but the fees and expenses of such counsel shall be at the expense of such Indemnified Person, unless: (i) the Indemnifying Party has failed promptly to assume the defense and employ counsel; or (ii) the named parties to any such Action (including any impleaded parties) include such Indemnified Person and the Indemnifying Party, and such Indemnified Person shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or in addition to those available to the Indemnifying Party; provided that the Indemnifying Party shall not in such event be responsible hereunder for the fees and expenses of more than one firm of separate counsel in connection with any Action in the same jurisdiction, in addition to any local counsel. The Indemnifying Party shall not be liable for any settlement of any Action effected without its written consent (which shall not be unreasonably withheld). In addition, the Indemnifying Party will not, without prior written consent of Pellinore (which shall not be unreasonably withheld), settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened Action in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Person from all Liabilities arising out of such Action.

In the event that the foregoing indemnity is judicially determined to be unavailable to an Indemnified Person (other than in accordance with the terms hereof), the Indemnifying Party shall contribute to the Liabilities and Indemnification Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company and its shareholders on the one hand, and to Pellinore, on the other hand, of the matters contemplated by this Agreement; or (ii) if the allocation provided by the immediately preceding clause is not permitted by the applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Pellinore, on the other hand, in connection with the matters as to which such Liabilities or Indemnification Expenses relate, as well as any other relevant equitable considerations. For purposes of this paragraph, the relative benefits to the Company and its shareholders, on the one hand, and to Pellinore, on the other hand, of the matters contemplated by this Agreement shall be deemed to be in the same proportion as (a) the total value paid or contemplated to be paid or received or contemplated to be received by the Company or the Company's shareholders as the case may be, in the transaction or transactions that are within the scope of this Agreement, whether or not any such transaction is consummated, bears to (b) the fees paid or to be paid to Pellinore under this Agreement.


If any term, provision, covenant or restriction contained in this Schedule I is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions contained in this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

The reimbursement, indemnity and contribution obligations of the parties set forth herein shall apply to any modification of the Agreement and shall remain in full force and effect regardless of any termination of; or the completion of, any Pellinore Indemnified Person's services under or in connection with, this Agreement.

In the event any Indemnified Person is either required to appear as a witness in any action brought by or against an Indemnifying Party or any participant in a transaction covered hereby in which an Indemnified Person is not named as a defendant, or requested by an Indemnifying Party to appear as a witness or to assist such Indemnifying Party in the preparation of its position in any action brought by or against such Indemnifying Party or any participant in a transaction covered hereby in which an Indemnified Person is not named as a defendant, the Indemnifying Party agrees to reimburse the Indemnified Person for all reasonable expenses incurred by it in connection with such party preparing and appearing as a witness or in its assistance to the Indemnifying Party for the preparation of the Indemnified Party's position and to compensate the Indemnified Person in an amount to be mutually agreed upon.